SCHEDULE 14A
                                (RULE 14a-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ]  Preliminary proxy statement
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                               SODAK GAMING, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transactions applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing party:

     (4)  Date filed:

                                     [LOGO]
                               SODAK GAMING, INC.

                              5301 SOUTH HIGHWAY 16
                         RAPID CITY, SOUTH DAKOTA 57701
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  TO BE HELD ON
                                   MAY 7, 1998



TO THE SHAREHOLDERS OF SODAK GAMING, INC.:

     The annual meeting of the shareholders of Sodak Gaming, Inc. (the "Company") will be held on May 7, 1998, at 10:00 a.m. (MDT), at the Rushmore Plaza Holiday Inn, 505 N. 5th Street, Rapid City, South Dakota, for the following purposes:

     1.   To elect members of the Board of Directors of the Company.

     2. To ratify the selection of KPMG Peat Marwick LLP as independent auditors of the Company for the fiscal year ending December 31, 1998.

     3. To consider and act upon any other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on March 20, 1998 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

     Your attention is directed to the attached Proxy Statement. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING PLEASE COMPLETE, SIGN, DATE, AND MAIL THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE IN ORDER TO SAVE ANY FURTHER SOLICITATION EXPENSE. IF YOU LATER DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS EXERCISED.

                                       By Order of the Board of Directors:


                                       /s/ Michael G. Wordeman,

                                        Michael G. Wordeman,
                                        Chairman of the Board of Directors and
                                        Chief Executive Officer

Dated: April 7, 1998

                                     [LOGO]
                               SODAK GAMING, INC.


                              5301 SOUTH HIGHWAY 16
                         RAPID CITY, SOUTH DAKOTA 57701

                               ------------------


                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                   MAY 7, 1998

     The enclosed proxy is solicited by the Board of Directors of Sodak Gaming, Inc. (the "Company") in connection with the annual meeting of shareholders of the Company to be held on May 7, 1998, and at any adjournment thereof. The cost of solicitation, including the cost of preparing and mailing the Notice of Annual Meeting of Shareholders and this Proxy Statement, will be paid by the Company. Representatives of the Company may, without cost to the Company, solicit proxies for the management of the Company by means of mail, telephone, or personal calls. This Proxy Statement and the enclosed proxy are being mailed to shareholders on or about April 7, 1998.

     A proxy may be revoked before the meeting by giving written notice, in person or by mail, of revocation to the Secretary of the Company or at the meeting prior to voting in person. Unless revoked, properly executed proxies in which choices are not specified by the shareholders will be voted "for" each item described in this Proxy Statement for which no choice is specified; upon all other matters, the persons named as proxies shall vote as they deem in the best interests of the Company. In instances where choices are specified by the shareholders in the proxy, those proxies will be voted or the vote will be withheld in accordance with the shareholder's choice. Shares voted as abstentions on any matter will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting and as unvoted, although present and entitled to vote, for purposes of determining the approval of each matter as to which the shareholder has abstained. If a broker submits a proxy which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, those shares will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting, but will not be considered as present and entitled to vote with respect to such matters.

     Only shareholders of record at the close of business on March 20, 1998 will be entitled to vote at the meeting or any adjournment thereof. At the close of business on March 20, 1998, there were issued and outstanding 22,758,408 shares of common stock of the Company, $0.001 par value (the "Common Stock"), the only outstanding class of equity securities of the Company. Each shareholder has cumulative voting rights in the election of directors and is, therefore, entitled to (i) give one nominee a number of votes equal to the number of directors to be elected (six) multiplied by the number of votes to which such shareholder is entitled, or (ii) distribute the same number of votes among as many nominees as such shareholder deems advisable. If no shareholder exercises its right to cumulate votes, then directors will be elected by a majority vote with each share of Common Stock entitled to one vote. Discretionary authority to cumulate votes is being solicited by the Board of Directors. Unless otherwise directed by a shareholder, the proxies named in the accompanying proxy card may elect to cumulate votes cast pursuant to a proxy by casting all such votes for one nominee or by distributing such votes among as many nominees as they deem desirable. If a shareholder desires to restrict the proxies named In the accompanying proxy card in casting votes for certain nominees, the shareholder should give such direction on the proxy card. On all other matters other than the election of directors, each share of Common Stock is entitled to one vote. No matter to be presented at the meeting will entitle any shareholder of the Company to appraisal rights.


                              ELECTION OF DIRECTORS

     Pursuant to the Bylaws of the Company, the Board of Directors has established the number of directors at six. Each director elected at an annual meeting shall hold office until his or her successor is elected and qualified.

     The following table sets forth information, including business experience during the past five years as to the nominees for election as director.

     The Board of Directors recommends that the shareholders vote "FOR" the nominees.

                        NOMINEES FOR ELECTION AS DIRECTOR

                                            NOMINEE                       BUSINESS EXPERIENCE
     NAME, POSITIONS, AND      DIRECTOR     FOR TERM                  DURING THE PAST FIVE YEARS
   OFFICES WITH THE COMPANY      SINCE    EXPIRING IN  AGE             AND OTHER DIRECTORSHIPS
-----------------------------  --------   -----------  ---   -----------------------------------------
Michael G. Wordeman             1989         1999      49    Chairman and Chief Executive Officer of
 Chairman of the Board and                                   the Company since 1989.
 Chief Executive Officer

Roland W. Gentner               1990         1999      54    President and Chief Operating Officer
 President, Chief Operating                                  of the Company since 1993; Vice
 Officer and Director                                        President of the Company from 1991
                                                             to 1993.

Thomas Celani                   1990         1999      42    Chief Executive Officer and owner of
 Director                                                    Action Distributing Company since
                                                             1982.

Colin V. Reed                   1992         1999      50    Executive Vice President (since June
 Director                                                    1995) and Chief Financial Officer (since
                                                             April 1997) of Harrah's Entertainment, Inc.
                                                             (formerly the Promus Companies
                                                             Incorporated ("Promus"); Senior Vice
                                                             President of Corporate Development for
                                                             Promus from 1990 to 1995.

Manuel Lujan, Jr.               1993         1999      69    United States Secretary of the
 Director                                                    Department of the Interior from 1989 to
                                                             1993; United States Congressman for New
                                                             Mexico from 1969 to 1989; member of the
                                                             Board of Directors of Public Service
                                                             Company of New Mexico and First State Bank,
                                                             Albuquerque, New Mexico.

Ronnie Lopez                    1993         1999      51    President of Phoenix International
 Director                                                    Consultants since 1987; Director of
                                                             Bank of America-Arizona since 1991; member
                                                             of the Hispanic Congressional Caucus
                                                             Institute Board of Directors.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     During 1997, the Board of Directors held four regular meetings. The Board has established an Audit Committee and a Compensation Committee. During the past year, the Audit Committee met four times and the Compensation Committee met four times. Each incumbent member of the Board of Directors attended at least 75% of the meetings of the Board of Directors and of the Committees of which such director was a member.

     The members of the Audit Committee are directors Gentner, Reed and Lujan. The Audit Committee is charged with the responsibility for reviewing the Company's auditing systems, monitoring accounting and financial reporting practices throughout the Company, determining the adequacy of administrative and internal accounting controls, monitoring compliance with the Company's prescribed procedures and codes of conduct, and reviewing certain publicly disseminated financial information. The Audit Committee functions include supervision of the independent auditors, including recommendation of the engagement or discharge of such auditors, and review with the independent auditors of the audit plan and results of the auditing engagement.

     The members of the Compensation Committee are directors Celani and Lujan. The Compensation Committee is charged with the oversight responsibility for adequacy and effectiveness of compensation and benefit plans. In addition, the Compensation Committee makes recommendations to the Board of Directors regarding remuneration arrangements for senior management and directors, adoption of employee compensation and benefit plans, and the administration of such plans, including the granting of stock options and other benefits.

     The Board of Directors has no standing nomination committee.

                               EXECUTIVE OFFICERS

     The following table sets forth certain information concerning the executive officers of the Company:

         NAME, POSITIONS, AND                                    BUSINESS EXPERIENCE
       OFFICES WITH THE COMPANY          AGE                 DURING THE PAST FIVE YEARS
-------------------------------------    ---     --------------------------------------------------
Michael G. Wordeman                      49      Chairman and Chief Executive Officer
 Chairman of the Board and                       of the Company since 1989.
 Chief Executive Officer

Roland W. Gentner                        54      President and Chief Operating Officer
 President, Chief Operating                      of the Company since 1993; Vice President
 Officer and Director                            of the Company from 1991 to 1993.

David R. Johnson                         48      Chief Financial Officer of the Company
 Chief Financial Officer                         since February 1996; Business Consultant
                                                 from 1992 to February 1996;
                                                 President and Chief Financial
                                                 Officer of Zentec Corporation
                                                 from 1990 to 1992.

Michael G. Diedrich                      43      Vice President and Secretary of the Company
 Vice President, General Counsel                 since 1993; General Counsel of the Company
 and Secretary                                   since 1991.

Knute Knudson, Jr.                       49      Vice President of the Company since 1993;
 Vice President--Corporate Strategic             Deputy Chief of Staff to the United States
 Planning                                        Secretary of the Interior from 1989 to 1993.

Kevin Buntrock                           40      Vice President of the Company since 1993;
 Vice President--Corporate                       General Manager of the Rushmore Plaza Civic
 Development                                     Center in Rapid City, South Dakota from 1985
                                                 to 1993.

Clayton R. Trulson                       53      Vice President and Treasurer of the Company
 Vice President--Finance                         since 1993; Chief Financial Officer of the Company
 and Treasurer                                   from 1992 to February 1996; Partner in the
                                                 accounting firm of McGladrey & Pullen from 1982
                                                 to 1992.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth the cash and noncash compensation for the last three years awarded to or earned by the Chief Executive Officer of the Company and the four highest paid officers of the Company.

                                                      ANNUAL COMPENSATION        LONG-TERM COMPENSATION
                                                   -------------------------     ------------------------
                                                                                 SECURITIES     ALL OTHER
                                                                                 UNDERLYING      COMPEN-
     NAME AND PRINCIPAL POSITION         YEAR        SALARY         BONUS(1)      OPTIONS       SATION(2)
-------------------------------------    ----      ---------      ----------     ----------     ---------
Michael G. Wordeman                      1997      $ 412,892      $       0        80,000       $ 13,040
  Chairman and Chief Executive           1996      $ 380,308      $       0        80,000       $ 12,666
  Officer                                1995      $ 278,613      $ 161,141        50,000       $ 12,390

Roland W. Gentner                        1997      $ 333,480      $       0        60,000       $  9,500
  President, Chief Operating Officer     1996      $ 293,538      $       0        60,000       $  9,500
  and Director                           1995      $ 224,670      $ 130,934        34,000       $  9,240

Ciro Batelli(3)                          1997      $ 330,462      $       0             0       $      0
  President, Sodak Gaming                1996      $  45,458      $       0             0       $      0
  International, Inc. (a wholly-owned
  subsidiary of the Company)

Kevin Buntrock                           1997      $ 154,956      $       0        40,000       $  8,930
  Vice President--Corporate              1996      $ 146,769      $       0        40,000       $  9,118
  Development                            1995      $ 106,308      $  40,853        24,000       $  7,250

David R. Johnson(4)                      1997      $ 167,783      $       0        20,000       $     61
  Chief Financial Officer                1996      $ 157,106      $       0        32,000       $      0


-------------------
(1) Includes cash bonuses paid in the following year with respect to services performed in the years indicated.

(2) The amounts shown in this column include Company contributions to the Company's 401(k) plan and, for Mr. Wordeman, benefits of $3,540, $3,166 and $3,150 for 1997, 1996 and 1995 attributable to an employee-owned life insurance policy.

(3)  Mr. Batelli joined Sodak Gaming International, Inc. in November 1996.

(4)  Mr. Johnson joined the Company in February 1996.


EMPLOYMENT AGREEMENTS

     Mr. Wordeman and Mr. Gentner each entered into an employment agreement with the Company on June 30, 1993 (individually an "employment agreement," and collectively the "employment agreements"). The employment agreements have five year terms. Pursuant to the employment agreements, annual salaries paid to Mr. Wordeman and Mr. Gentner are mutually agreed upon by the Company and Mr. Wordeman and Mr. Gentner each year. Messrs. Wordeman and Gentner have agreed not to compete with the Company while employed by the Company and for a two-year period thereafter. However, if either executive is terminated for any reason other than for "cause" or for "disability," the noncompetition period is limited to the period of the term of each employment agreement, but only for so long as the Company continues to fulfill its obligation to pay the compensation required to be paid over the entire term of the employment agreement.

STOCK OPTIONS

     The Company maintains a 1993 Long-Term Incentive and Stock Option Plan (the "1993 Option Plan"). The Company may grant stock options and other stock-based awards to executive officers and other employees and consultants of the Company under the 1993 Option Plan. The following table sets forth information with respect to options granted to the named executive officers in 1997:


                             OPTION GRANTS IN 1997

                                                                             POTENTIAL REALIZABLE VALUE
                                                                              AT ASSUMED ANNUAL RATES
                                % OF TOTAL                                   OF STOCK APPRECIATION FOR
                  NUMBER OF       OPTIONS       EXERCISE                           OPTION TERM (2)
                   OPTIONS      GRANTED TO     PRICE PER     EXPIRATION    -----------------------------
NAME              GRANTED(1)     EMPLOYEES       SHARE          DATE            5%               10%
-------------     ----------    ----------     ---------     ----------    -----------      ------------
Mr. Wordeman        80,000         23.4%        $ 18.01       1/30/07      $ 1,037,237      $ 2,427,583
Mr. Gentner         60,000         17.5%        $ 16.38       1/30/07      $   617,889      $ 1,565,852
Mr. Batelli              0          0.0%            N/A           N/A      $         0      $         0
Mr. Buntrock        40,000         11.7%        $ 16.38       1/30/07      $   411,926      $ 1,043,901
Mr. Johnson         20,000          5.8%        $ 16.38       1/30/07      $   205,963      $   521,951


------------------
(1) The options vest in four equal annual installments beginning January 30, 1998.

(2) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions. The amounts reflected in this table may not necessarily be achieved.

     The following table sets forth information with respect to the exercise of options and the value options held by executive officers as of December 31, 1997:


                        AGGREGATED YEAR END OPTION VALUES

                                                  NUMBER OF UNEXERCISED             VALUE OF UNEXCERCISED
                     SHARES                     OPTIONS AT END OF 1997(1)          IN-THE-MONEY OPTIONS(2)
                  ACQUIRED ON      VALUE      -----------------------------     -----------------------------
NAME                EXERCISE     REALIZED     EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
-------------     -----------    --------     -----------     -------------     -----------     -------------
Mr. Wordeman          0           $ 0.00         75,774          175,258           $    0          $    0
Mr. Gentner           0           $ 0.00         48,266          127,422           $    0          $    0
Mr. Batelli           0           $ 0.00              0                0           $    0          $    0
Mr. Buntrock          0           $ 0.00         17,006           83,006           $3,000          $6,000
Mr. Johnson           0           $ 0.00          8,000           44,000           $    0          $    0


-------------------
(1) All of the options held by Mr. Wordeman are exercisable at prices ranging from $6.46 to $18.01 per share, which prices were equal to 110% of the fair market value of the common stock on the respective dates of each grant. All of the options granted to Mr. Gentner prior to 1997 are exercisable at prices ranging from $6.46 to $13.96 per share, which prices were equal to 110% of the fair market value of the common stock on the respective dates of each grant. All of the options granted to Mr. Gentner in 1997 are exercisable at a price of $16.38 per share, which was the fair market value of the common stock on the date of grant. The options held by Mr. Johnson are exercisable at prices of $12.69 to $16.38 per share, and all the options held by Mr. Buntrock are exercisable at prices ranging from $5.88 to $16.38 per share, which prices were the fair market values of the common stock on the respective dates of each grant.

(2) The closing price of the Company's Common Stock as reported on the NASDAQ National Market on December 31, 1997 was $6.375.

LONG-TERM INCENTIVE PLAN AWARDS

     Other than its 1993 Option Plan, the Company does not maintain any long-term incentive plans.

DIRECTOR COMPENSATION

     The non-employee directors of the Company are currently compensated through an annual grant of options to purchase 10,000 shares of the Company's Common Stock at the fair market value of the Common Stock on the date of the option grant. Non-employee directors are also paid $1,500 per month and $2,000 for each board meeting they attend during the term for which they serve on the Company's Board of Directors. In addition, board members are reimbursed for travel and other expenses incurred in attending board meetings.

SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

     The Securities and Exchange Commission has implemented a rule which requires a company to disclose information with respect to reports that are required to be filed under Section 16 of the Securities Exchange Act of 1934, as amended, by directors, officers and 10% shareholders of such company, if any of such reports are not filed timely. Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during the year ended December 31, 1997 and Forms 5 and amendments thereto with respect to such year, the Company has determined that all required filings were made in a timely manner.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     OVERVIEW. The Compensation Committee of the Board of Directors (the "Compensation Committee") reviews and establishes compensation strategies and programs to ensure that the Company attracts, retains, properly compensates and motivates qualified executives and other key employees. The Compensation Committee consists of two non-employee directors. The Compensation Committee typically meets each year in February or March, primarily to review and determine bonuses for executives and other key personnel, and otherwise meets on an as-needed basis. In the year ended December 31, 1997, the Compensation Committee met four times.

     The Compensation Committee believes that the Company's success depends greatly on the efforts of its officers and other key personnel. The Compensation Committee also believes the Company must compete with a number of other businesses for qualified personnel. For these reasons, the Company seeks to attract, retain and motivate its key employees with compensation that is competitive within the overall business community and the gaming industry, provided that performance of the Company and the individual warrant such compensation.

     EXECUTIVE COMPENSATION PROGRAM. As a person's level of responsibility increases, greater portions of total compensation are based on performance (as opposed to base salaries and benefits), competitive considerations give way to performance considerations in justifying the absolute pay levels and the mix of total compensation shifts toward stock, which aligns the long-term interests of executives with those of shareholders.

     At the senior executive levels, base salaries are average by industry standards and are adjusted annually. The focus is on total compensation, which consists of base salaries and "incentive compensation," the latter of which is comprised of both cash and stock options. The total amount of incentive compensation which the Board of Directors authorizes to be distributed each year is a function of the executive population covered and the profit performance of the Company as a whole in relation to the prior year. In determining the size of the annual incentive compensation pool the Board takes into consideration both absolute results and peer company comparisons of return on shareholders equity, growth in earnings per share and market share. Accordingly, the intent is to have the incentive compensation pool for each year go up or down on a leveraged basis tied to performance measures.

     COMPENSATION OF CHIEF EXECUTIVE OFFICER. The compensation of the Company's Chief Executive Officer is based on an employment agreement entered into on June 30, 1993, which expires on June 30, 1998. The employment agreement provides that Mr. Wordeman's annual salary shall be mutually agreed upon each year. The agreement also entitles Mr. Wordeman to participate in any incentive compensation plans which may be established by the Board of Directors of the Company from time to time.

     The Compensation Committee believes that the compensation arrangements with Mr. Wordeman are consistent with the Company's overall approach to executive compensation and serve to meet the Company's goal of retaining and motivating a highly qualified Chief Executive Officer. The Compensation Committee believes that the cash and equity incentives provide Mr. Wordeman with a long-term incentive to remain with the Company, to contribute actively to the Company's continued growth and development, and to manage the Company consistent with the interests of its shareholders. As a long-term incentive, the Compensation Committee believes Mr. Wordeman's current equity holdings will motivate performance even if, in any particular year, pretax earnings decline from prior years' levels.

     SECTION 162(m) OF THE INTERNAL REVENUE CODE. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally limits the corporate deduction for compensation paid to executive officers named in the proxy to one million dollars, unless the compensation is performance-based. The Compensation Committee's policy concerning the tax deductibility of executive compensation is that generally all such compensation will be designed to be tax deductible under
Section 162(m) of the Code. However, the Compensation Committee reserves the right to pay nondeductible compensation where the Compensation Committee believes it would be in the best interests of the Company, such as to attract or retain a key executive.

THOMAS CELANI and MANUEL LUJAN, JR.,
The Members of the Compensation Committee

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Celani, a member of the Compensation Committee, was formerly an officer of the Company.

                          COMPARATIVE STOCK PERFORMANCE

     The graph below compares the cumulative total shareholder return on the Company's Common Stock with the cumulative total return of (a) the Nasdaq Stock Market Index (U.S. companies only) and (b) a peer group index comprised of gaming companies that have Standard Industrial Classification Codes within Group 799 (the "Peer Group"). The graph assumes that $100 was invested in the Company's Common Stock and the index at the close of trading on June 30, 1993, and that dividends, if any, were reinvested.

     The Peer Group index used in the performance graph below was developed using stock performance data from all gaming companies trading on a national stock exchange and on the Nasdaq Stock Market as of December 31, 1997 that have Standard Industrial Classification Codes within Group 799. As of December 31, 1997, there were 53 distinct issues trading on national exchanges or on the Nasdaq Stock Market identified by Standard Industrial Codes within Group 799. Group 799 includes companies engaged in gaming operations or the distribution of gaming equipment.

     The Company will provide shareholders with a list of all companies that comprise the Peer Group index upon a written request made to the Company at its principal place of business in Rapid City, South Dakota.


                 COMPARISON OF 54 MONTH CUMULATIVE TOTAL RETURN*
          AMONG SODAK GAMING, INC, THE NASDAQ STOCK MARKET (U.S.) INDEX
                                AND A PEER GROUP


                              [PLOT POINTS GRAPH]








------------------
* $100 INVESTED ON 6/30/93 IN STOCK OR INDEX --
  INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information regarding the ownership of Common Stock as of March 20, 1998 by: (i) each person who is known by the Company to own beneficially more than 5% of the outstanding Common Stock, (ii) each director of the Company, (iii) each officer of the Company named in the Summary Compensation Table and (iv) by all executive officers and directors as a group.

                                                      NUMBER OF SHARES          PERCENT OF
NAME(1)                                             BENEFICIALLY OWNED(2)   OUTSTANDING SHARES(2)
------------------------------------------------   ----------------------   ---------------------
Michael G. Wordeman(3)                                     3,454,532                15.9%
Roland W. Gentner(4)                                       2,274,688                 9.9%
Thomas Celani(5)                                           3,048,000                13.4%
Harrah's Operating Company, Inc.(7)                        3,192,488                14.0%
Colin V. Reed(5),(7)                                          45,000                   *
Manuel Lujan, Jr.(6)                                          29,000                   *
Ronnie Lopez(5)                                               35,075                   *
Kevin Buntrock(3)                                             45,644                   *
Ciro Batelli(8)                                                    0                   *
David R. Johnson(9)                                           21,000                   *
All executive officers and directors as a group
 (12 persons)(10)                                         12,235,899                52.6%


-------------------
*Less than 1%

(1) The address of each person who is the beneficial owner of more than 5% of the Company's Common Stock is: c/o Sodak Gaming, Inc., 5301 South Highway 16, Rapid City, South Dakota 57701, other than Thomas Celani and Harrah's Operating Company, whose addresses are c/o Action Distributing Company, 35601 Veronica, Livonia, Michigan 48510, and 206 North Virginia Street, Reno, Nevada 89501, respectively.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes generally voting power and/or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within the next 60 days are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, the persons named In the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(3) Includes 138,532 shares of Common Stock issuable upon exercise of outstanding options.

(4) Includes 92,188 shares of Common Stock issuable upon exercise of outstanding options.

(5) Includes 34,000 shares of Common Stock issuable upon exercise of outstanding options.

(6) Includes 20,000 shares of Common Stock issuable upon exercise of outstanding options.

(7) Harrah's Entertainment, Inc. is the beneficial owner of Harrah's Operating Company's interest in the Common Stock. Colin V. Reed is Harrah's designee on the Company's Board of Directors and may be deemed to be the beneficial owner of the Common Stock.

(8) Includes 44,012 shares of Common Stock issuable upon exercise of outstanding options.

(9) Includes 21,000 shares of Common Stock issuable upon exercise of outstanding options.

(10) See notes (3) through (9) above. Also includes 72,548 shares of Common Stock issuable upon exercise of outstanding options and warrants in addition to the options referred to in the preceding notes.

                   PROPOSAL TO RATIFY APPOINTMENT OF AUDITORS

     The Board of Directors has appointed KPMG Peat Marwick LLP as independent auditors for the Company for the fiscal year ending December 31, 1998. A proposal to ratify that appointment will be presented at the 1998 Annual Meeting. KPMG Peat Marwick LLP has served as the Company's auditors since January 1, 1991. Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders. The affirmative vote of a majority of the outstanding shares of the Company's Common Stock represented at the 1998 Annual Meeting is necessary to approve the proposal.

                MANAGEMENT RECOMMENDS A VOTE FOR THIS PROPOSAL.


                     TRANSACTIONS WITH MANAGEMENT AND OTHERS

     Colin V. Reed, a director of the Company, is an executive officer of Harrah's Entertainment, Inc., which, through its wholly owned subsidiary, Harrah's Operating Company, Inc., currently manages the Harrah's Phoenix Ak-Chin casino and entertainment complex near Phoenix, Arizona. Harrah's Operating Company, Inc. owns approximately 14% of the Company's Common Stock. Harrah's Operating Company, Inc. is required to pay to the Company 13 1/3% of Harrah's management fee from the Harrah's Phoenix Ak-Chin pursuant to the terms of a Stockholders Agreement dated October 30, 1992.

     Ronnie Lopez, a director of the Company, is a principal of Phoenix International Consultants. The Company has engaged Phoenix International Consultants since May 1993 to provide consulting services in the area of government and foreign relations. The Company paid Phoenix International Consultants a total of $120,000 in 1997 for such services. The Company's consulting arrangement with Phoenix International Consultants may be terminated by either party at will.


                                  OTHER MATTERS

     The Board of Directors does not intend to present any business to the meeting not mentioned in this Proxy Statement and currently knows of no other business to be presented. If any other matters are brought before the meeting, the persons named as proxies will vote on such matters in accordance with their judgment of the best interests of the Company and the shareholders.

                        PROPOSALS OF COMPANY SHAREHOLDERS

     Proposals of Company shareholders intended to be presented at the Company's 1999 annual meeting of shareholders must be received by the Company not less than 90 days prior to the meeting for inclusion in the Company's proxy statement and form of proxy for that meeting. Any proposal submitted must be in compliance with Rule 14a-8 as promulgated under the Securities Exchange Act of 1934, as amended.

                                       BY ORDER OF THE BOARD OF DIRECTORS


                                       /s/ Michael G. Wordeman,

                                       Michael G. Wordeman,
                                       Chairman of the Board of Directors and
                                       Chief Executive Officer

Dated: April 7, 1998

PROXY

                               SODAK GAMING, INC.
                              5301 SOUTH HIGHWAY 16
                         RAPID CITY, SOUTH DAKOTA 57701
                                   MAY 7, 1998
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned appoints Michael G. Wordeman, Roland W. Gentner and David
R. Johnson, and each of them, with power to act without the other and with all the right of substitution in each, the proxies of the undersigned to vote all shares of Sodak Gaming, Inc. (the "Company") held by the undersigned on March 20, 1998, at the Annual Meeting of Shareholders of the Company, to be held on May 7, 1998, at 10:00 A.M., at the Rushmore Plaza Holiday Inn, 505 North 5th Street, Rapid City, South Dakota, and all adjournments thereof, with all powers the undersigned would possess if present in person. All previous proxies given with respect to the meeting are revoked.

     Receipt of Notice of Annual Meeting of Shareholders and Proxy Statement is acknowledged by your execution of this proxy. Complete, sign, date, and return this proxy in the addressed envelope--no postage required. Please mail promptly to save further solicitation expenses.

                                     PROXY

1. ELECTION OF DIRECTORS: Nominees: Michael G. Wordeman, Roland W. Gentner, Thomas Celani, Colin V. Reed, Manuel Lujan, Jr. and Ronnie Lopez

     [ ] VOTE FOR all nominees listed above (except   [ ] WITHHOLD AUTHORITY
         vote withheld for the following nominees,        to vote for all
         if any, whose names are written below).          nominees listed above.

     ---------------------------------------------------------------------------

     NOTE: The proxies named above may choose to exercise cumulative voting in the manner described in the accompanying Proxy Statement.

             (CONTINUED, AND TO BE DATED AND SIGNED, ON OTHER SIDE)

                           (CONTINUED FROM OTHER SIDE)

2. To ratify the selection of KPMG Peat Marwick LLP as independent auditors of the Company for the fiscal year ending December 31, 1998.

                     [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

3. To vote with discretionary authority upon such other matters as may come before the meeting.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS PROVIDED BY THE UNDERSIGNED SHAREHOLDER, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTOR NAMED IN ITEM 1 AND FOR PROPOSAL 2 LISTED HEREIN. UPON ALL OTHER MATTERS, THE PROXIES SHALL VOTE AS THEY DEEM IN THE BEST INTERESTS OF THE COMPANY.

                                        SIGNATURE(S)

                                        ________________________________________

                                        ________________________________________

                                        Dated:____________________________, 1998
                                        INSTRUCTION: When shares are held by
                                        joint tenants, all joint tenants should
                                        sign. When signing as attorney,
                                        executor, administrator, trustee,
                                        custodian, or guardian, please give full title as such. If shares are held by a corporation, this proxy should be signed in full corporate name by its president or other authorized officer. If a partnership holds the shares subject to this proxy, an authorized person should sign in the name of such partnership.